UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Cyberonics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd.
Houston, TX 77058
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code:  281-228-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                           Entry into a Material Definitive Agreement.

Letter of Intent

On February 26, 2015, Cyberonics, Inc., a Delaware corporation (the “Company”), entered into a binding letter of intent (the “LOI”) with Sorin S.p.A., a joint stock company organized under the laws of Italy (“Sorin”), Sand Holdco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned subsidiary of Sorin (“Holdco”), and Cypher Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”).  The LOI provides that, subject only to completion of the employee consultation procedures required under French law, the parties to the LOI will enter into a definitive agreement, attached as an exhibit to the LOI (the “Transaction Agreement”), providing for a business combination transaction between the Company and Sorin on the terms contained in the Transaction Agreement.

In connection with entry into the LOI, each party designated the same individual as its agent and attorney-in-fact (the “AIF”) and irrevocably authorized and empowered the AIF to execute and deliver the Transaction Agreement on such party’s behalf.  On the date on which the employee consultation process required under French law is completed, or one month after the date of entry into the LOI if the employee consultation process is not completed prior to such date, following expiration of an additional five-day “consideration period”, each party to the LOI will have the sole power to cause the AIF to execute and deliver the Transaction Agreement on behalf of all parties.  If the Company or Sorin takes any action to revoke, rescind, withdraw or otherwise limit the powers granted to the AIF, the other party will be entitled to terminate the LOI and receive a termination fee ($50 million in the case of a termination by Sorin under such circumstances and $75 million in the case of a termination by the Company under such circumstances) from the party taking such action.

The representations and warranties contained in the Transaction Agreement are incorporated into, and were made as of the date of entry into, the LOI.  In addition, the LOI incorporates certain covenants contained in the Transaction Agreement, including, among others, covenants relating to the conduct of the parties’ respective businesses between the date of entry into the LOI and the consummation of the transactions contemplated by the Transaction Agreement, and prohibitions on the solicitation of competing proposals.

The LOI provides for certain termination rights, including, among others, the ability of the Company or Sorin to terminate the LOI if (i) the other party attempts to revoke, rescind or limit the powers granted to the AIF, (ii) the other party’s board of directors changes its recommendation with respect to the proposed transaction or (iii) the other party materially breaches or fails to perform any of its representations, warranties or covenants contained in the LOI. Under certain circumstances in connection with the termination of the LOI, including if the LOI is terminated because the Company attempts to revoke, rescind or limit the powers granted to the AIF or if the LOI is terminated because the Company board of directors changes its recommendation with respect to the proposed transaction, the Company will be required to pay Sorin a termination fee of $50 million, and under other circumstances, including if the LOI is terminated because Sorin attempts to revoke, rescind or limit the powers granted to the AIF or if the LOI is terminated because the Sorin board of directors changes its recommendation with respect to the proposed transaction, Sorin will be required to pay the Company a termination fee of $75 million.

The foregoing description of the Letter of Intent and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter of Intent, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference herein.

Transaction Agreement

The Transaction Agreement provides for (i) the merger of Sorin with and into Holdco (the “Sorin Merger”), with Holdco surviving the merger, and immediately thereafter, (ii) the merger of Merger Sub with and into the Company (the “Company Merger” and, together with the Sorin Merger, the “Mergers”), with the Company surviving as a wholly owned subsidiary of Holdco, in each case subject to the terms and conditions of the Transaction Agreement.  At the effective time of the Sorin Merger, each issued and outstanding ordinary share of Sorin (“Sorin Shares”), other than Sorin Shares owned by the Company, Sorin, Holdco, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive 0.0472 ordinary shares of Holdco (“Holdco

Shares”).  At the effective time of the Company Merger, each share of common stock of the Company (each, a “Company Share”), other than Company Shares owned by the Company, Sorin, Holdco, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive one Holdco share.  Holdco will apply to list the Holdco Shares to be issued in the Mergers on the NASDAQ stock market and the London Stock Exchange (the “LSE”).  Following consummation of the Mergers, assuming no withdrawal rights under Italian law are exercised by Sorin shareholders with respect to the Sorin Merger, former Sorin shareholders will own approximately 46 percent of Holdco and former stockholders of the Company will own approximately 54 percent of Holdco, on a fully diluted basis.

Closing of the Mergers is subject to certain conditions, including (i) Company and Sorin shareholder approvals, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, injunction, order or other judgment prohibiting the mergers, (iv) effectiveness of the registration statement for the Holdco Shares, (v) NASDAQ listing approval for the Holdco Shares and the absence of any written indication from the UK Financial Conduct Authority (“FCA”) or the LSE that they will not be willing to admit the Holdco Shares to listing, (vi) the expiration of a sixty-day Sorin creditor opposition period, (vii) subject to certain materiality exceptions, the accuracy of the other party’s representations and warranties in the Transaction Agreement and performance by the other party of its obligations under the Transaction Agreement; (viii) delivery of a pre-merger compliance certificate to the High Court of England and Wales and (ix) approval by the FCA of the prospectus to be published by Holdco in connection with the issuance and listing on the LSE of the Holdco shares to be issued in connection with the Mergers, or the absence of an indication in writing by the UK Listing Authority that such approval will not be obtained.

The Transaction Agreement contains customary representations and warranties of the parties.  In addition, the Transaction Agreement contains certain customary covenants regarding the operation of the Company’s and Sorin’s respective businesses during the period prior to the closing of the Mergers, including, among others, limitations on their respective ability to (i) issue or grant shares of capital stock or other equity interests; (ii) acquire shares of their or their subsidiaries’ capital stock or other equity interests; (iii) incur new indebtedness and (iv) solicit, or enter into negotiations with respect to, competing proposals, in each case subject to certain exceptions contained in the Transaction Agreement.

The Company and Sorin may each terminate the Transaction Agreement under certain circumstances, including, among others, in order to enter into an agreement with respect to a proposal that is determined by the terminating party’s board of directors to be superior to the Transaction Agreement, subject to the terms and conditions of the Transaction Agreement (including a requirement to notify and negotiate with the Sorin board of directors or the Company board of directors, as the case may be, before entering into such an agreement).  In connection with the termination of the Transaction Agreement under specified circumstances, the Company or Sorin may be required to pay the other party a termination fee of $50 million or may be required to reimburse the other party for out-of-pocket expenses incurred in connection with the Transaction Agreement up to $15 million.

From closing through the date of the first annual meeting of the members of Holdco following the completion of its second full fiscal year (the “Initial Period”), the Holdco board will be comprised of nine (9) directors in total, consisting of four (4) individuals designated by the Company prior to closing, four (4) individuals designated by Sorin prior to closing and (iii) one (1) director, mutually agreed to by Sorin and the Company, who will be required to meet the independence standards of NASDAQ applicable to non-controlled domestic U.S. issuers.  From closing until the end of the Initial Period, (i) the Chief Executive Officer of Sorin as of immediately prior to closing will serve as the Chief Executive Officer of Holdco, (ii) the Chief Executive Officer of the Company as of immediately prior to closing will serve as the Chairman of the Holdco board, (iii) one of the Company designees will serve as chairman of the audit and compensation committees, (iv) each committee of the board will have at least three members and (v) one of the Sorin designees will serve as a member of each committee of the board.  The Company and Sorin will agree upon a new name for the combined business prior to closing.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, a copy of which is attached as Exhibit A to the Letter of Intent filed herewith as Exhibit 2.1 and is hereby incorporated by reference herein.

The Letter of Intent, including the Transaction Agreement included as Exhibit A thereto, has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information with respect to the Company, Merger Sub, Holdco or Sorin. There are representations and warranties contained in the Letter of Intent and the Transaction Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Letter of Intent and the Transaction Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Letter of Intent, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Letter of Intent and the Transaction Agreement with the other information concerning the Company that it publicly files in reports and statements with the Securities and Exchange Commission.

Support Agreements

In connection with entry into the Letter of Intent, on February 26, 2015, the Company entered into a Support Agreement (the “Shareholder Support Agreement”) with certain record and beneficial shareholders of Sorin which collectively held approximately 25% of the outstanding shares of Sorin as of February 26, 2015. Under the terms of the Shareholder Support Agreement, the Sorin shareholders party thereto have agreed to vote their shares in favor of the transactions contemplated by the Transaction Agreement and against any competing transaction and have agreed, until the effective time of the Sorin Merger, not to transfer any shares of capital stock or other equity interests in Sorin owned by them.

In addition to the Shareholder Support Agreement, the Company entered into support agreements with the Chairman of the board of directors of Sorin and the Chief Executive Officer of Sorin, and Sorin entered into support agreements with the Chairman of the board of directors of the Company and the Chief Executive Officer of the Company, in each case which contain similar obligations and restrictions with respect to voting and transferring shares of capital stock or equity interests in the Company or Sorin, as applicable, as those contained in the Shareholder Support Agreement.

All of the support agreements described herein, including the Shareholder Support Agreement, will terminate upon the earlier of (i) the effective time of the Mergers, (ii) termination of the LOI in accordance with its terms or, if the Transaction Agreement is executed, termination of the Transaction Agreement in accordance with its terms and (iii) February 26, 2016. In addition, pursuant to a mandatory provision of Italian law, the Sorin shareholders are entitled to terminate the support agreement in order to tender their shares into a competing public tender offer.

The foregoing description of the Shareholder Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is filed herewith as Exhibits 10.1, and is hereby incorporated by reference herein.

Item 8.01                                           Other Events.

On February 26, 2015, the Company and Sorin issued a joint press release announcing they had entered into the Letter of Intent. A copy of such joint press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Important Information for Investors and Securityholders

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable European regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Holdco will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement of the Company that also constitutes a prospectus of Holdco (the “proxy statement/prospectus”). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SORIN, HOLDCO, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on the Company’s website at www.cyberonics.com within the “Investor Relations” section or by contacting the Company’s Investor Relations through its website at www.cyberonics.com (for documents filed with the SEC by the Company) or Sorin through its website at www.sorin.com (for documents filed with the SEC by Holdco).

The release, publication or distribution of this communication in certain jurisdictions may be restricted by law, and therefore persons in such jurisdictions into which this communication is released, published or distributed should inform themselves about and observe such restrictions.

Participants in the Distribution

The Company, Sorin and Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the proposed transactions contemplated by the proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, on account of security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended on April 25,2014  and its Proxy Statement on Schedule 14A, dated July 30, 2014, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”)) concerning the Company, Sorin, Holdco, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise. They are based on current beliefs of the management of the Company and Sorin as well as assumptions made by, and information currently available to, such management, and therefore, you are cautioned not to place undue reliance on them. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. None of the Company, Sorin or Holdco undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.  Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Factors that could cause actual results to differ materially from those in the forward-looking statements include the failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise, or the requirement to accept conditions that could reduce the anticipated benefits of the proposed transactions as a condition to obtaining regulatory approvals; the failure to satisfy other closing conditions to the proposed transactions; the length of time necessary to consummate the proposed transactions, which may be longer than anticipated for various reasons; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; the inability of the Company and Sorin to meet expectations regarding the timing, completion and accounting and tax treatments with respect to the proposed transactions; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the companies operate; the ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including customers, employees and competitors; the ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks to the industries in which the Company and Sorin operate that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by the Company and Holdco and the analogous section from Sorin’s annual reports and other documents filed from time to time with the Italian financial market regulator (CONSOB); risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in Sorin’s annual reports, registration documents and other documents filed from time to time with CONSOB. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per Sorin share or Company share for the current or any future financial years or those of the combined group, will necessarily match or exceed the historical published earnings per Sorin share or Company share, as applicable. Neither the Company nor Sorin gives any assurance (1) that either the Company, Sorin or Holdco will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 2.1.                      Letter of Intent, dated as of February 26, 2015, by and among Cyberonics, Inc., Sorin S.p.A., Sand Holdco Limited and Cypher Merger Sub, Inc.

Exhibit 10.1.               Support Agreement, dated as of February 26, 2015, by and among Cyberonics, Inc., Mittel S.p.A., Equinox Two S.c.a., Tower 6 S. à r.l., Ghea S.r.l., Bios S.p.A. and Tower 6Bis S.àr.l.

Exhibit 99.1.               Press Release, dated as of February 26, 2015, jointly issued by Cyberonics, Inc. and Sorin S.p.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERONICS, INC.

Date:	February 26, 2015

		By:	/s/ David S. Wise
			Name:	David S. Wise
			Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Letter of Intent, dated as of February 26, 2015, by and among Cyberonics, Inc., Sorin S.p.A., Sand Holdco Limited and Cypher Merger Sub, Inc.

10.1	Support Agreement, dated as of February 26, 2015, by and among Cyberonics, Inc., Mittel S.p.A., Equinox Two S.c.a., Tower 6 S. à r.l., Ghea S.r.l., Bios S.p.A. and Tower 6Bis S.àr.l.

99.1	Press Release, dated as of February 26, 2015, jointly issued by Cyberonics, Inc. and Sorin S.p.A.